Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel: 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER 2018
OF $187 MILLION AND DILUTED EARNINGS PER SHARE OF $1.28,
BOTH UP BY 120% FROM THE PRIOR QUARTER

Pasadena, California - April 19, 2018 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the first quarter of 2018. For the first quarter of 2018, net income was $187.0 million or $1.28 per diluted share. First quarter 2018 return on average assets was 2.03%, return on average equity was 19.3% and return on average tangible1 equity was 22.3%.

“We are pleased with the solid balance sheet growth in the first quarter of 2018. Total loans grew $547 million, or 8% annualized, to a record $29.6 billion from $29.1 billion as of December 31, 2017,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Total deposits grew $389 million, or 5% annualized, to a record $32.6 billion as of March 31, 2018 from $32.2 billion at the end of 2017.”

“During the quarter, East West’s net interest margin expanded by 16 basis points to 3.73%, reflecting the benefits of higher interest rates on our asset sensitive balance sheet. The yield on average loans expanded by 17 basis points compared to an increase in the cost of deposits of six basis points,” continued Ng. “Upward repricing of variable rate loans drove the increase in yields. Margin expansion was additionally supported by our attractive deposit mix, 36% of which was noninterest-bearing demand deposits as of March 31, 2018. During this period of rising interest rates, our net interest margin has expanded over the past six consecutive quarters.”

“Net interest margin expansion in the first quarter of 2018 was the primary driver for the sequential quarter operating revenue growth, in excess of expense growth. Net interest income increased by 2%, or 9% annualized, from the fourth quarter of 2017. Noninterest expense decreased in the first quarter of 2018, compared to the fourth quarter of 2017; we continue to ensure strong expense discipline whilst making investments in talent and infrastructure to strengthen East West’s franchise and enhance our value proposition for our clients,” concluded Ng.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

HIGHLIGHTS OF RESULTS

•
First Quarter Earnings - Net income of $187.0 million for the first quarter of 2018 increased by 120% compared to $84.9 million for the fourth quarter of 2017; diluted earnings per share (“EPS”) of $1.28 also increased by 120% linked quarter from $0.58. First quarter net income included $22.2 million of after tax gain on the sale of Desert Community Bank (“DCB”) branches, and fourth quarter net income included $41.7 million of additional income tax expense related to the enactment of the Tax Cuts and Jobs Act, impacting quarter-over-quarter comparisons. Excluding these items, adjusted[2] net income of $164.9 million and adjusted[2] diluted EPS of $1.13 for the first quarter of 2018 both increased by 30% from the fourth quarter of 2017.

•
Sale of Desert Community Bank Branches - In March 2018, East West Bank closed the sale of its eight DCB branches, including $613.7 million of deposits, $59.1 million of loans, and other related assets. In the first quarter of 2018, East West recognized a pre-tax gain on sale of $31.5 million or $22.2 million after tax. The diluted EPS impact from the DCB sale was $0.15, net of tax.

•
Net Interest Income Growth and Net Interest Margin Expansion - Net interest income totaled $326.7 million for the first quarter of 2018, an increase of $7.0 million, or 2% linked quarter, primarily due to the expansion of loan yields and loan growth. First quarter 2018 net interest margin (“NIM”) of 3.73% expanded by 16 basis points linked quarter.

•
Record Loans - Total loans of $29.6 billion as of March 31, 2018 were up $547.5 million or 2%, from $29.1 billion as of December 31, 2017. DCB loans sold did not materially impact linked quarter growth comparisons, which still would have been 2% had the loans not been sold. The strongest sequential quarter loan growth came from the single family mortgage portfolio; quarter-over-quarter, all commercial lending categories grew. Total loans grew by 12% year-over-year.

•
Record Deposits - Total deposits of $32.6 billion as of March 31, 2018 were up $388.6 million or 1%, from $32.2 billion as of December 31, 2017. Total deposits grew by 7% year-over-year. Deposit growth in the quarter more than offset the impact of the DCB branch sale. Adding back the $613.7 million of deposits sold, deposit growth would have been 3% linked quarter and 9% year-over-year. Noninterest-bearing demand deposits of $11.8 billion were 36% of total deposits as of March 31, 2018, an increase from 34% as of December 31, 2017.

•
Asset Quality Metrics - The allowance for loan losses was $297.7 million, or 1.01% of loans held-for-investment (“HFI”), as of March 31, 2018, compared to $287.1 million, or 0.99% of loans HFI, as of December 31, 2017. For the first quarter of 2018, annualized net charge-offs were 0.13% of average loans HFI, compared to annualized net charge-offs of 0.22% of average loans HFI for the previous quarter. Non-purchased credit impaired (“Non-PCI”) nonperforming assets were $131.0 million, or 0.35% of total assets, as of March 31, 2018.

•
Capital Levels - Capital levels for East West continue to be strong. As of March 31, 2018, stockholders’ equity was $4.0 billion, or $27.46 per share. Tangible equity[3] per common share was $24.07 as of March 31, 2018, an increase of 4% linked quarter and 14% year-over-year. As of March 31, 2018, the tangible equity to tangible assets ratio[3] was 9.37%, the Common Equity Tier 1 (“CET1”) capital ratio was 11.9%, and the total risk-based capital ratio was 13.4%.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 10.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017

Net income	$187.0	$84.9	$169.7
Adjusted net income (1)	$164.9	$126.6	$128.2
Earnings per share (diluted)	$1.28	$0.58	$1.16
Adjusted earnings per share (diluted) (1)	$1.13	$0.87	$0.88
Book value per common share	$27.46	$26.58	$24.68
Tangible equity (1) per common share	$24.07	$23.13	$21.20
Tangible equity to tangible assets ratio (1)	9.37%	9.12%	8.79%
Return on average assets (2)	2.03%	0.90%	1.97%
Return on average equity (2)	19.34%	8.73%	19.71%
Return on average tangible equity (1)(2)	22.30%	10.17%	23.21%
Adjusted return on average assets (1)(2)	1.79%	1.35%	1.49%
Adjusted return on average equity (1)(2)	17.04%	13.02%	14.88%
Adjusted return on average tangible equity (1)(2)	19.68%	15.10%	17.57%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.38%	2.27%	2.09%
Net interest income	$326.7	$319.7	$272.1
Net interest margin (2)	3.73%	3.57%	3.33%
Cost of deposits (2)	0.49%	0.43%	0.32%
Efficiency ratio	42.2%	48.0%	39.4%
Adjusted efficiency ratio (1)	40.6%	41.6%	43.2%

(1)	See reconciliation of GAAP to non-GAAP financial measures in Tables 10, 11, and 13.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2018

We reaffirm our outlook for the full year 2018, the components of which are unchanged relative to a quarter ago. Compared to our full year 2017 results, our outlook for the expected full year 2018 results is as follows:

•	End of Period Loans: increase at a percentage rate of approximately 10%.

•
Net Interest Margin (excluding the impact of ASC 310-30 discount accretion): between 3.65% and 3.75%. Including the impact of ASC 310-30 discount accretion, we expect our full year 2018 NIM to range between 3.70% and 3.80%.

•	Noninterest Expense (excluding tax credit amortization & deposit premium amortization): increase at a percentage rate in the high single digits.

•	Provision for Credit Losses: in the range of $70 million to $80 million.

•
Tax Items: projecting investment in tax-advantaged credits of $105 million, excluding low income housing tax credits, and associated tax credit amortization expense of $85 million. Projecting full year effective tax rate of approximately 16%.

•	Interest Rates: our outlook incorporates the current forward rate curve; as such, it currently assumes two additional fed funds rate increases in 2018: in June and September.

OPERATING RESULTS SUMMARY

First Quarter 2018 Compared to Fourth Quarter 2017

Net Interest Income
Net interest income totaled $326.7 million, a 2% increase from $319.7 million.

•	Average loans of $29.2 billion grew by $565.4 million, or 8% annualized, from $28.6 billion.

•	Average deposits of $32.3 billion grew by $41.2 million, or 1% annualized, from $32.3 billion.

Net Interest Margin
Net interest margin expanded by 16 basis points to 3.73% from 3.57%.

•	The yield on loans expanded by 17 basis points to 4.69% from 4.52%.

•	The yield on earning assets expanded by 23 basis points to 4.25% from 4.02%.

•	The cost of deposits increased by six basis points to 0.49% from 0.43%.

•	The cost of funds increased by eight basis points to 0.56% from 0.48%.

Noninterest Income
Total noninterest income of $74.4 million included a $31.5 million gain on the sale of DCB branches. Excluding the impact of all gains on sales, total fees and other operating income of $38.2 million was flat relative to the fourth quarter of 2017.

The following table presents total fees and other operating income for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017.

($ in thousands)	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Branch fees	$10,430	$10,287	$9,924
Letters of credit fees and foreign exchange income	9,602	9,974	11,441
Ancillary loan fees and other income	5,581	6,457	4,982
Wealth management fees	2,953	2,797	4,335
Derivative fees and other income	6,690	4,737	2,506
Other fees and operating income	2,921	4,144	5,405
Total fees and other operating income	$38,177	$38,396	$38,593

Noninterest Expense
Noninterest expense of $169.1 million included $150.3 million of adjusted4 noninterest expense, $17.4 million in amortization of tax credit and other investments, and $1.5 million in amortization of core deposit intangibles.

•
Adjusted noninterest expense of $150.3 million decreased by $1.5 million, or 1%, linked quarter. A seasonal increase in compensation and employee benefits expense and an increase in computer software expense was more than offset by a linked quarter decline in consulting expense and a decrease in other operating expenses. The decrease in other operating expenses included a $1.9 million gain on the disposition of other real estate owned in the first quarter of 2018.

•	The adjusted[4] efficiency ratio was 40.6% in the first quarter, compared to 41.6% in the fourth quarter.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 11.

TAX RELATED ITEMS

Tax expense in the first quarter of 2018 was $24.8 million and the effective tax rate was 12%, compared to a tax expense of $58.3 million and an effective tax rate of 26% in the first quarter of 2017.

•	The lower effective tax rate in 2018 reflects the new federal corporate tax rate of 21%, following the enactment of the Tax Cuts and Jobs Act in December 2017.

•
Tax expense in the first quarter includes the impact of accounting for stock-based compensation in accordance with Accounting Standards Update 2016-09, which reduced tax expense by $4.8 million in 2018 compared to a reduction of $4.4 million in 2017.

•	Tax expense in the first quarter of 2018 was further reduced by the reversal of a liability related to state taxes for prior years. The reversal reduced tax expense by $3.9 million.

•	For the full year 2018, the Company is projecting an effective tax rate of approximately 16%.

CREDIT QUALITY

The allowance for loan losses totaled $297.7 million, or 1.01% of loans HFI, as of March 31, 2018, compared to $287.1 million, or 0.99% of loans HFI, as of December 31, 2017, and $263.1 million, or 0.99% of loans HFI, as of March 31, 2017.

•	The provision for credit losses recorded for the current quarter was $20.2 million, compared to $15.5 million for the fourth quarter of 2017, and $7.1 million for the first quarter of 2017.

•
For the first quarter of 2018, net charge-offs were $9.4 million, or annualized 0.13% of average loans HFI. This compares to net charge-offs of $15.7 million, or annualized 0.22% of average loans HFI, for the fourth quarter of 2017, and net charge-offs of $5.4 million, or annualized 0.08% of average loans HFI, for the first quarter of 2017.

•
Non-PCI nonperforming assets of $131.0 million as of March 31, 2018, increased from $115.1 million as of December 31, 2017, and decreased from $144.8 million as of March 31, 2017. Non-PCI nonperforming assets were equivalent to 0.35% of total assets at the end of the first quarter of 2018, compared to 0.31% at the end of the previous quarter and 0.41% at the end of the prior year quarter.

CAPITAL STRENGTH

Capital levels for East West continue to be strong. As of March 31, 2018, stockholders’ equity was $4.0 billion, or $27.46 per share. Tangible equity per common share was $24.07 as of March 31, 2018, an increase of 4% linked quarter and 14% year-over-year. The following table presents the regulatory capital ratios for the quarters ended March 31, 2018, December 31, 2017, and March 31, 2017.

Regulatory Capital Metrics	Basel III
($ in millions)	March 31, 2018 (a)	December 31, 2017	March 31, 2017	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	11.9%	11.4%	11.1%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	11.9%	11.4%	11.1%	6.0%	8.0%	8.5%
Total risk-based capital ratio	13.4%	12.9%	12.6%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	9.6%	9.2%	9.0%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$29,892	$29,669	$28,088	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s March 31, 2018 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared second quarter 2018 dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on May 15, 2018 to stockholders of record on May 1, 2018.

Conference Call

East West will host a conference call to discuss first quarter 2018 earnings with the public on Thursday, April 19, 2018 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses first quarter 2018 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada - (855) 669-9657; international calls - (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on April 19, 2018 at 11:30 a.m. Pacific Time through May 19, 2018. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10118140.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $37.7 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight — Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act; impact of other potential federal tax changes and spending cuts; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of adverse judgments or settlements in litigation; impact of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on the Company’s financial performance; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; the Company’s ability to retain key officers and employees; any future strategic acquisitions or divestitures; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2018 % Change
	March 31, 2018	December 31, 2017	March 31, 2017	Qtr-o-Qtr	Yr-o-Yr
Assets
Cash and due from banks	$413,017	$457,181	$346,005	(9.7)%	19.4%
Interest-bearing cash with banks	1,901,921	1,717,411	2,088,638	10.7	(8.9)
Cash and cash equivalents	2,314,938	2,174,592	2,434,643	6.5	(4.9)
Interest-bearing deposits with banks	478,871	398,422	249,849	20.2	91.7
Securities purchased under resale agreements (“resale agreements”) (1)	1,050,000	1,050,000	1,650,000	—	(36.4)
Investment securities	2,811,416	3,016,752	3,094,531	(6.8)	(9.1)
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	73,787	73,521	73,019	0.4	1.1
Loans held-for-sale (“HFS”)	46,181	85	28,931	NM	59.6
Loans held-for-investment (net of allowance for loan losses of $297,654, $287,128 and $263,094)	29,257,594	28,688,590	26,198,198	2.0	11.7
Investments in qualified affordable housing partnerships, net	160,574	162,824	176,965	(1.4)	(9.3)
Investments in tax credit and other investments, net	246,183	224,551	177,023	9.6	39.1
Goodwill	465,547	469,433	469,433	(0.8)	(0.8)
Branch assets HFS (2)	—	91,318	—	(100.0)	—
Other assets	814,013	800,161	789,534	1.7	3.1
Total assets	$37,719,104	$37,150,249	$35,342,126	1.5%	6.7%

Liabilities and Stockholders’ Equity
Deposits	$32,608,777	$31,615,063	$30,542,975	3.1%	6.8%
Deposits HFS (2)	—	605,111	—	(100.0)	—
Short-term borrowings	30,277	—	42,023	100.0	(28.0)
FHLB advances	324,451	323,891	322,196	0.2	0.7
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	50,000	200,000	—	(75.0)
Long-term debt	166,640	171,577	181,388	(2.9)	(8.1)
Accrued expenses and other liabilities	560,204	542,656	487,590	3.2	14.9
Total liabilities	33,740,349	33,308,298	31,776,172	1.3	6.2
Stockholders’ equity	3,978,755	3,841,951	3,565,954	3.6	11.6
Total liabilities and stockholders’ equity	$37,719,104	$37,150,249	$35,342,126	1.5%	6.7%

Book value per common share	$27.46	$26.58	$24.68	3.3%	11.3%
Tangible equity (3) per common share	$24.07	$23.13	$21.20	4.0	13.5
Tangible equity to tangible assets ratio (3)	9.37%	9.12%	8.79%	2.7	6.6
Number of common shares at period-end	144,873	144,543	144,462	0.2	0.3

NM Not Meaningful

(1)
Resale and repurchase agreements are reported net pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of March 31, 2018, December 31, 2017 and March 31, 2017, $400.0 million, $400.0 million and $250.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against gross resale agreements, respectively.

(2)	Represents the DCB branch assets and deposits that were classified as HFS as of December 31, 2017. Branch assets HFS were primarily comprised of loans.

(3)	See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

					March 31, 2018 % Change
	March 31, 2018	December 31, 2017		March 31, 2017	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial lending:
Commercial and industrial (“C&I”)	$10,818,304	$10,697,231		$9,918,072	1.1%	9.1%
Commercial real estate (“CRE”)	9,022,746	8,936,897		8,302,098	1.0	8.7
Multifamily residential	1,954,855	1,916,176		1,732,695	2.0	12.8
Construction and land	669,340	659,697		684,792	1.5	(2.3)
Consumer lending:
Single-family residential	4,930,580	4,646,289		3,700,072	6.1	33.3
Home equity lines of credit (“HELOCs”)	1,775,443	1,782,924		1,785,973	(0.4)	(0.6)
Other consumer	383,980	336,504		337,590	14.1	13.7
Total loans held-for-investment (1)(2)	29,555,248	28,975,718		26,461,292	2.0	11.7
Loans HFS	46,181	78,217	(3)	28,931	(41.0)	59.6
Total loans (1)(2)	29,601,429	29,053,935		26,490,223	1.9	11.7
Allowance for loan losses	(297,654)	(287,128)		(263,094)	3.7	13.1
Net loans (1)(2)	$29,303,775	$28,766,807		$26,227,129	1.9%	11.7%

Deposits:
Noninterest-bearing demand	$11,763,936	$10,887,306		$10,658,946	8.1%	10.4%
Interest-bearing checking	4,428,952	4,419,089		3,803,710	0.2	16.4
Money market	7,913,040	8,359,425		7,990,253	(5.3)	(1.0)
Savings	2,301,780	2,308,494		2,247,902	(0.3)	2.4
Total core deposits	26,407,708	25,974,314		24,700,811	1.7	6.9
Time deposits	6,201,069	5,640,749		5,842,164	9.9	6.1
Deposits HFS	—	605,111		—	(100.0)	—
Total deposits	$32,608,777	$32,220,174		$30,542,975	1.2%	6.8%

(1)
Includes $(36.6) million, $(34.0) million and $(4.7) million as of March 31, 2018, December 31, 2017 and March 31, 2017, respectively, of net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $32.2 million, $35.3 million and $46.7 million as of March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(3)	Includes $78.1 million of loans HFS in branch assets HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Quarter Ended			March 31, 2018 % Change
	March 31, 2018	December 31, 2017	March 31, 2017	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$371,873	$359,765	$302,669	3.4%	22.9%
Interest expense	45,180	40,064	30,547	12.8	47.9
Net interest income before provision for credit losses	326,693	319,701	272,122	2.2	20.1
Provision for credit losses	20,218	15,517	7,068	30.3	186.0
Net interest income after provision for credit losses	306,475	304,184	265,054	0.8	15.6
Noninterest income	74,444	45,206	115,828	64.7	(35.7)
Noninterest expense	169,135	175,263	152,878	(3.5)	10.6
Income before income taxes	211,784	174,127	228,004	21.6	(7.1)
Income tax expense	24,752	89,229	58,268	(72.3)	(57.5)
Net income	$187,032	$84,898	$169,736	120.3%	10.2%
Earnings per share (“EPS”)
- Basic	$1.29	$0.59	$1.18	120.1%	9.9%
- Diluted	$1.28	$0.58	$1.16	120.4	10.0
Weighted average number of shares outstanding
- Basic	144,664	144,542	144,249	0.1%	0.3%
- Diluted	145,939	146,030	145,732	(0.1)	0.1

	Quarter Ended			March 31, 2018 % Change
	March 31, 2018	December 31, 2017	March 31, 2017	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Branch fees	$10,430	$10,287	$9,924	1.4%	5.1%
Letters of credit fees and foreign exchange income	9,602	9,974	11,441	(3.7)	(16.1)
Ancillary loan fees and other income	5,581	6,457	4,982	(13.6)	12.0
Wealth management fees	2,953	2,797	4,335	5.6	(31.9)
Derivative fees and other income	6,690	4,737	2,506	41.2	167.0
Net gains on sales of loans	1,582	2,210	2,754	(28.4)	(42.6)
Net gains on sales of available-for-sale investment securities	2,129	1,304	2,474	63.3	(13.9)
Net gains on sales of fixed assets	1,086	3,296	72,007	(67.1)	(98.5)
Net gain on sale of business	31,470	—	—	100.0	100.0
Other fees and operating income	2,921	4,144	5,405	(29.5)	(46.0)
Total noninterest income	$74,444	$45,206	$115,828	64.7%	(35.7)%
Noninterest expense:
Compensation and employee benefits	$95,234	$90,361	$84,603	5.4%	12.6%
Occupancy and equipment expense	16,880	17,092	15,640	(1.2)	7.9
Deposit insurance premiums and regulatory assessments	6,273	6,351	5,929	(1.2)	5.8
Legal expense	2,255	2,514	3,062	(10.3)	(26.4)
Data processing	3,401	3,084	2,947	10.3	15.4
Consulting expense	2,352	4,147	1,919	(43.3)	22.6
Deposit related expense	2,679	2,655	2,365	0.9	13.3
Computer software expense	5,054	4,360	3,968	15.9	27.4
Other operating expense	17,607	22,808	18,085	(22.8)	(2.6)
Amortization of tax credit and other investments	17,400	21,891	14,360	(20.5)	21.2
Total noninterest expense	$169,135	$175,263	$152,878	(3.5)%	10.6%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 4

	Quarter Ended					March 31, 2018 % Change
	March 31, 2018		December 31, 2017		March 31, 2017	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial lending:
C&I	$10,712,583		$10,518,121		$9,954,311	1.8%	7.6%
CRE	9,006,593		8,917,681		8,144,892	1.0	10.6
Multifamily residential	1,944,516		1,909,933		1,655,048	1.8	17.5
Construction and land	657,568		674,337		673,441	(2.5)	(2.4)
Consumer lending:
Single-family residential	4,771,427		4,498,180		3,553,488	6.1	34.3
HELOCs	1,779,242		1,783,762		1,768,733	(0.3)	0.6
Other consumer	339,977		344,447		337,265	(1.3)	0.8
Total loans (1)(2)	$29,211,906		$28,646,461		$26,087,178	2.0%	12.0%

Investment securities	$2,854,335		$2,925,817		$3,260,004	(2.4)%	(12.4)%
Interest-earning assets	$35,513,663		$35,491,424		$33,095,396	0.1%	7.3%
Total assets	$37,381,386		$37,262,618		$34,928,031	0.3%	7.0%

Deposits:
Noninterest-bearing demand	$11,289,512		$11,531,181		$10,112,174	(2.1)%	11.6%
Interest-bearing checking	4,559,695		4,313,732		3,598,809	5.7	26.7
Money market	8,273,160		8,198,133		7,942,833	0.9	4.2
Savings	2,452,452		2,472,207		2,284,116	(0.8)	7.4
Total core deposits	26,574,819		26,515,253		23,937,932	0.2	11.0
Time deposits	5,716,638		5,735,014		5,771,387	(0.3)	(0.9)
Total deposits	$32,291,457	(3)	$32,250,267	(3)	$29,709,319	0.1%	8.7%

Interest-bearing liabilities	$21,553,595		$21,280,348		$20,786,169	1.3%	3.7%
Stockholders’ equity	$3,922,926		$3,856,802		$3,493,396	1.7%	12.3%

(1)	Includes ASC 310-30 discount of $34.1 million, $37.7 million and $48.6 million for the quarters ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(2)	Includes loans HFS.

(3)	Includes deposits HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Quarter Ended
	March 31, 2018			December 31, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,323,771	$10,945	1.91%	$2,743,548	$11,092	1.60%
Resale agreements (2)	1,050,000	6,934	2.68%	1,102,174	6,873	2.47%
Investment securities	2,854,335	15,456	2.20%	2,925,817	14,734	2.00%
Loans (3)	29,211,906	337,904	4.69%	28,646,461	326,401	4.52%
FHLB and FRB stock	73,651	634	3.49%	73,424	665	3.59%
Total interest-earning assets	35,513,663	371,873	4.25%	35,491,424	359,765	4.02%

Noninterest-earning assets:
Cash and due from banks	443,357			417,798
Allowance for loan losses	(285,836)			(285,490)
Other assets	1,710,202			1,638,886
Total assets	$37,381,386			$37,262,618

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits (4)	$4,559,695	$6,727	0.60%	$4,313,732	$5,767	0.53%
Money market deposits (4)	8,273,160	15,840	0.78%	8,198,133	13,772	0.67%
Savings deposits (4)	2,452,452	2,021	0.33%	2,472,207	1,906	0.31%
Time deposits (4)	5,716,638	14,548	1.03%	5,735,014	13,143	0.91%
Federal funds purchased and other short-term borrowings	871	7	3.26%	16,070	126	3.11%
FHLB advances	334,121	2,260	2.74%	323,598	2,013	2.47%
Repurchase agreements (2)	50,000	2,306	18.70%	50,000	1,938	15.38%
Long-term debt	166,658	1,471	3.58%	171,594	1,399	3.23%
Total interest-bearing liabilities	21,553,595	45,180	0.85%	21,280,348	40,064	0.75%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits (4)	11,289,512			11,531,181
Accrued expenses and other liabilities	615,353			594,287
Stockholders’ equity	3,922,926			3,856,802
Total liabilities and stockholders’ equity	$37,381,386			$37,262,618

Interest rate spread			3.40%			3.27%
Net interest income and net interest margin		$326,693	3.73%		$319,701	3.57%
Adjusted net interest income and adjusted net interest margin (5)		$321,493	3.67%		$312,677	3.49%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes loans HFS, and ASC 310-30 discount of $34.1 million and $37.7 million for the quarters ended March 31, 2018 and December 31, 2017, respectively.

(4)	Includes deposits HFS.

(5)	See reconciliation of GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Quarter Ended
	March 31, 2018				March 31, 2017
	Average			Average	Average		Average
	Balance		Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,323,771		$10,945	1.91%	$1,676,333	$5,116	1.24%
Resale agreements (2)	1,050,000		6,934	2.68%	1,997,222	9,468	1.92%
Investment securities	2,854,335		15,456	2.20%	3,260,004	15,247	1.90%
Loans (3)	29,211,906		337,904	4.69%	26,087,178	272,061	4.23%
FHLB and FRB stock	73,651		634	3.49%	74,659	777	4.22%
Total interest-earning assets	35,513,663		371,873	4.25%	33,095,396	302,669	3.71%

Noninterest-earning assets:
Cash and due from banks	443,357				388,410
Allowance for loan losses	(285,836)				(263,957)
Other assets	1,710,202				1,708,182
Total assets	$37,381,386				$34,928,031

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,559,695	(4)	$6,727	0.60%	$3,598,809	$3,587	0.40%
Money market deposits	8,273,160	(4)	15,840	0.78%	7,942,833	8,436	0.43%
Savings deposits	2,452,452	(4)	2,021	0.33%	2,284,116	1,329	0.24%
Time deposits	5,716,638	(4)	14,548	1.03%	5,771,387	10,320	0.73%
Federal funds purchased and other short-term borrowings	871		7	3.26%	55,329	413	3.03%
FHLB advances	334,121		2,260	2.74%	600,736	2,030	1.37%
Repurchase agreements (2)	50,000		2,306	18.70%	346,667	3,143	3.68%
Long-term debt	166,658		1,471	3.58%	186,292	1,289	2.81%
Total interest-bearing liabilities	21,553,595		45,180	0.85%	20,786,169	30,547	0.60%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	11,289,512	(4)			10,112,174
Accrued expenses and other liabilities	615,353				536,292
Stockholders’ equity	3,922,926				3,493,396
Total liabilities and stockholders’ equity	$37,381,386				$34,928,031

Interest rate spread				3.40%			3.11%
Net interest income and net interest margin			$326,693	3.73%		$272,122	3.33%
Adjusted net interest income and adjusted net interest margin (5)			$321,493	3.67%		$268,889	3.29%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes loans HFS, and ASC 310-30 discount of $34.1 million and $48.6 million for the quarters ended March 31, 2018 and 2017, respectively.

(4)	Includes deposits HFS.

(5)	See reconciliation of GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 7

	Quarter Ended (1)			March 31, 2018 Basis Point Change
	March 31, 2018	December 31, 2017	March 31, 2017	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	2.03%	0.90%	1.97%	113	bps	6	bps
Adjusted return on average assets (2)	1.79%	1.35%	1.49%	44		30
Return on average equity	19.34%	8.73%	19.71%	1,061		(37)
Adjusted return on average equity (2)	17.04%	13.02%	14.88%	402		216
Return on average tangible equity (2)	22.30%	10.17%	23.21%	1,213		(91)
Adjusted return on average tangible equity (2)	19.68%	15.10%	17.57%	458		211
Interest rate spread	3.40%	3.27%	3.11%	13		29
Net interest margin	3.73%	3.57%	3.33%	16		40
Adjusted net interest margin (2)	3.67%	3.49%	3.29%	18		38
Average loan yield	4.69%	4.52%	4.23%	17		46
Adjusted average loan yield (2)	4.61%	4.42%	4.17%	19		44
Yield on average interest-earning assets	4.25%	4.02%	3.71%	23		54
Cost of interest-bearing deposits	0.76%	0.66%	0.49%	10		27
Cost of deposits	0.49%	0.43%	0.32%	6		17
Cost of funds	0.56%	0.48%	0.40%	8		16
Adjusted pre-tax, pre-provision profitability ratio (2)	2.38%	2.27%	2.09%	11		29
Adjusted noninterest expense/average assets (2)	1.63%	1.62%	1.59%	1		4
Efficiency ratio	42.16%	48.03%	39.41%	(587)		275
Adjusted efficiency ratio (2)	40.64%	41.59%	43.22%	(95)	bps	(258)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 10, 11, 12 and 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 8

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$287,070	$285,858	$260,402
Provision for loan losses on non-PCI loans	19,933	16,945	8,046
Net charge-offs:
Commercial lending:
C&I	(10,758)	(15,909)	(6,602)
CRE	427	570	569
Multifamily residential	333	(607)	567
Construction and land	435	86	(124)
Consumer lending:
Single-family residential	183	117	11
HELOCs	—	—	24
Other consumer	(16)	10	114
Total net charge-offs	(9,396)	(15,733)	(5,441)
Allowance for non-PCI loans, end of period	297,607	287,070	263,007
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	58	68	118
Reversal of loan losses on PCI loans	(11)	(10)	(31)
Allowance for PCI loans, end of period	47	58	87
Allowance for loan losses	297,654	287,128	263,094
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	13,318	14,736	16,121
Provision for (reversal of) unfunded credit reserves	296	(1,418)	(947)
Allowance for unfunded credit reserves, end of period	13,614	13,318	15,174
Allowance for credit losses	$311,268	$300,446	$278,268

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 9

Non-PCI Nonperforming Assets	March 31, 2018	December 31, 2017	March 31, 2017

Nonaccrual loans:
Commercial lending:
C&I	$80,807	$69,213	$92,093
CRE	26,496	26,986	33,716
Multifamily residential	2,050	1,717	2,222
Construction and land	3,973	3,973	4,500
Consumer lending:
Single-family residential	7,465	5,923	5,643
HELOCs	6,935	4,006	2,980
Other consumer	2,491	2,491	1
Total nonaccrual loans	130,217	114,309	141,155
Other real estate owned, net	734	830	3,602
Total nonperforming assets	$130,951	$115,139	$144,757

Credit Quality Ratios	March 31, 2018	December 31, 2017	March 31, 2017

Non-PCI nonperforming assets to total assets (1)	0.35%	0.31%	0.41%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.44%	0.39%	0.53%
Allowance for loan losses to loans held-for-investment (1)	1.01%	0.99%	0.99%
Allowance for loan losses to non-PCI nonaccrual loans	228.58%	251.19%	186.39%
Annualized quarterly net charge-offs to average loans held-for-investment	0.13%	0.22%	0.08%

(1)	Total assets and loans held-for-investment include PCI loans of $452.4 million, $482.3 million and $611.7 million as of March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 10
During the first quarter of 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million. On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which resulted in an additional income tax expense of $41.7 million recognized in the fourth quarter of 2017. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the impact of the Tax Cuts and Jobs Act and after-tax gains on the sales of the commercial property and DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Quarter Ended
		March 31, 2018	December 31, 2017	March 31, 2017
Net income	(a)	$187,032	$84,898	$169,736
Add: Impact of the Tax Cuts and Jobs Act	(b)	—	41,689	—
Less: Gain on sale of the commercial property, net of tax (1)	(c)	—	—	(41,526)
Gain on sale of business, net of tax (1)	(d)	(22,167)	—	—
Adjusted net income	(e)	$164,865	$126,587	$128,210

Diluted weighted average number of shares outstanding	(f)	145,939	146,030	145,732

Diluted EPS	(a)/(f)	$1.28	$0.58	$1.16
Diluted EPS impact of the Tax Cuts and Jobs Act	(b)/(f)	—	0.29	—
Diluted EPS impact of gain on sale of the commercial property, net of tax	(c)/(f)	—	—	(0.28)
Diluted EPS impact of gain on sale of business, net of tax	(d)/(f)	(0.15)	—	—
Adjusted diluted EPS		$1.13	$0.87	$0.88

Average total assets	(g)	$37,381,386	$37,262,618	$34,928,031
Average stockholders’ equity	(h)	$3,922,926	$3,856,802	$3,493,396
Return on average assets (2)	(a)/(g)	2.03%	0.90%	1.97%
Adjusted return on average assets (2)	(e)/(g)	1.79%	1.35%	1.49%
Return on average equity (2)	(a)/(h)	19.34%	8.73%	19.71%
Adjusted return on average equity (2)	(e)/(h)	17.04%	13.02%	14.88%

(1)	Statutory rate of 29.56% was applied for the quarter ended March 31, 2018. Statutory rate of 42.05% was applied for the quarters ended December 31, 2017 and March 31, 2017.

(2)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11
Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on the sales of the commercial property and DCB branches (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, and the amortization of core deposit intangibles (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Quarter Ended
		March 31, 2018	December 31, 2017	March 31, 2017
Net interest income before provision for credit losses	(a)	$326,693	$319,701	$272,122
Total noninterest income		74,444	45,206	115,828
Total revenue	(b)	401,137	364,907	387,950
Noninterest income		74,444	45,206	115,828
Less: Gain on sale of the commercial property		—	—	(71,654)
Gain on sale of business		(31,470)	—	—
Adjusted noninterest income	(c)	$42,974	$45,206	$44,174
Adjusted revenue	(a)+(c) = (d)	$369,667	$364,907	$316,296

Total noninterest expense	(e)	$169,135	$175,263	$152,878
Less: Amortization of tax credit and other investments		(17,400)	(21,891)	(14,360)
Amortization of core deposit intangibles		(1,485)	(1,621)	(1,817)
Adjusted noninterest expense	(f)	$150,250	$151,751	$136,701
Efficiency ratio	(e)/(b)	42.16%	48.03%	39.41%
Adjusted efficiency ratio	(f)/(d)	40.64%	41.59%	43.22%
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$219,417	$213,156	$179,595
Average total assets	(h)	$37,381,386	$37,262,618	$34,928,031
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.38%	2.27%	2.09%
Adjusted noninterest expense (1)/average assets	(f)/(h)	1.63%	1.62%	1.59%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Quarter Ended
Yield on Average Loans		March 31, 2018	December 31, 2017	March 31, 2017
Interest income on loans	(a)	$337,904	$326,401	$272,061
Less: ASC 310-30 discount accretion income		(5,200)	(7,024)	(3,233)
Adjusted interest income on loans	(b)	$332,704	$319,377	$268,828

Average loans	(c)	$29,211,906	$28,646,461	$26,087,178
Add: ASC 310-30 discount		34,059	37,660	48,566
Adjusted average loans	(d)	$29,245,965	$28,684,121	$26,135,744

Average loan yield (1)	(a)/(c)	4.69%	4.52%	4.23%
Adjusted average loan yield (1)	(b)/(d)	4.61%	4.42%	4.17%

Net Interest Margin
Net interest income	(e)	$326,693	$319,701	$272,122
Less: ASC 310-30 discount accretion income		(5,200)	(7,024)	(3,233)
Adjusted net interest income	(f)	$321,493	$312,677	$268,889

Average interest-earning assets	(g)	$35,513,663	$35,491,424	$33,095,396
Add: ASC 310-30 discount		34,059	37,660	48,566
Adjusted average interest-earning assets	(h)	$35,547,722	$35,529,084	$33,143,962

Net interest margin (1)	(e)/(g)	3.73%	3.57%	3.33%
Adjusted net interest margin (1)	(f)/(h)	3.67%	3.49%	3.29%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		March 31, 2018	December 31, 2017	March 31, 2017
Stockholders’ equity	(a)	$3,978,755	$3,841,951	$3,565,954
Less: Goodwill		(465,547)	(469,433)	(469,433)
Other intangible assets (1)		(26,196)	(28,825)	(33,843)
Tangible equity	(b)	$3,487,012	$3,343,693	$3,062,678

Total assets	(c)	$37,719,104	$37,150,249	$35,342,126
Less: Goodwill		(465,547)	(469,433)	(469,433)
Other intangible assets (1)		(26,196)	(28,825)	(33,843)
Tangible assets	(d)	$37,227,361	$36,651,991	$34,838,850
Total stockholders’ equity to total assets ratio	(a)/(c)	10.55%	10.34%	10.09%
Tangible equity to tangible assets ratio	(b)/(d)	9.37%	9.12%	8.79%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets, the impact of the Tax Cuts and Jobs Act, and the after-tax gains on the sales of the commercial property and DCB branches (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Quarter Ended
		March 31, 2018	December 31, 2017	March 31, 2017
Net Income		$187,032	$84,898	$169,736
Add: Amortization of core deposit intangibles, net of tax (2)		1,046	939	1,053
Amortization of mortgage servicing assets, net of tax (2)		333	254	266
Tangible net income	(e)	$188,411	$86,091	$171,055
Add: Impact of the Tax Cuts and Jobs Act		—	41,689	—
Less: Gain on sale of the commercial property, net of tax (2)		—	—	(41,526)
Gain on sale of business, net of tax (2)		(22,167)	—	—
Adjusted tangible net income	(f)	$166,244	$127,780	$129,529

Average stockholders’ equity		$3,922,926	$3,856,802	$3,493,396
Less: Average goodwill		(468,785)	(469,433)	(469,433)
Average other intangible assets (1)		(28,102)	(29,527)	(34,987)
Average tangible equity	(g)	$3,426,039	$3,357,842	$2,988,976
Return on average tangible equity (3)	(e)/(g)	22.30%	10.17%	23.21%
Adjusted return on average tangible equity (3)	(f)/(g)	19.68%	15.10%	17.57%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Statutory rate of 29.56% was applied for the quarter ended March 31, 2018. Statutory rate of 42.05% was applied for the quarters ended December 31, 2017 and March 31, 2017.

(3)	Annualized.